Exhibit 99.1

NEWS RELEASE

NUVASIVE ANNOUNCES PRELIMINARY UNAUDITED FOURTH QUARTER AND FULL YEAR 2018 REVENUE RESULTS

SAN DIEGO – January 7, 2019 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today announced preliminary unaudited revenue results for the fourth quarter and full year 2018. The Company expects fourth quarter 2018 revenue to be approximately $288 million and full year 2018 revenue to be approximately $1,102 million.

NuVasive preliminary revenue results for full year 2018 reflect approximately 7% growth on a reported and constant currency basis, compared to revenue of $1,027 million for full year 2017. On an organic basis, excluding the impact of the SafePassage acquisition and foreign currency, full year 2018 revenue growth was approximately 5%.

“In the fourth quarter and full year 2018, we continued to grow above market, driven by new product introductions and strong performances in key global geographies,” said J. Christopher Barry, chief executive officer of NuVasive. “We are encouraged by our mid-single digit growth in a stable U.S. spine market, while experiencing some temporal surgeon case volume disruptions that impacted the fourth quarter results, along with a delay in timing of capital equipment orders.

“In 2018, NuVasive launched more than a dozen new technologies and initiated several strategic partnerships—all designed to support innovation and help deliver better, more predictable patient outcomes,” continued Barry. “The Company will continue to focus on delivering disruptive technology with a focus on the core hardware portfolio and navigation, imaging and robotics, while enhancing operational excellence and strategically investing in profitable growth areas in 2019.”

2019 Financial Outlook

NuVasive will report its full financial results for 2018 and provide its financial outlook for 2019 during its earnings announcement planned for late February.

J.P. Morgan Healthcare Conference on Monday, Jan. 7, 2019

NuVasive will participate in the J.P. Morgan Healthcare Conference on Monday, Jan. 7, 2019 at the Westin St. Francis Hotel in San Francisco, Calif. Barry will represent the Company in a presentation scheduled for 3:30 p.m. PT.

A live webcast of the presentation will be available online from the Investor Relations page of the Company’s website at www.nuvasive.com. A replay of the presentation will remain available on the website for 30 days after the applicable live webcast.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, focused on transforming spine surgery and beyond with minimally disruptive, procedurally integrated solutions designed to deliver reproducible and clinically-proven surgical outcomes. The Company's portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With over $1 billion in revenues, NuVasive has an approximate 2,400-person workforce in more than 40 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected revenue results for the fourth quarter and full year 2018.  The Company’s expectations for fourth quarter and full year 2018 revenue results are preliminary and unaudited and are subject to adjustment in the ongoing review and audit procedures by the Company’s external auditors. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the completion of the audit of the Company’s 2018 financial results, including the risk of adjustment to its preliminary fourth quarter and full year revenue results; the risk of further adjustment to future financial expectations; unanticipated difficulty in selling products, generating revenue or producing expected profitability; and the other risks and uncertainties described in NuVasive's news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Jill Howard
NuVasive, Inc.

858-480-0571

media@nuvasive.com

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